UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 15, 2023, Inpixon (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) which disclosed that on December 15, 2023, the Company entered into warrant inducement letter agreements (the “Inducement Agreements”) with the holders (including their respective successors and assigns, the “Holders”) of the Common Stock Purchase Warrants issued by the Company on May 17, 2023 and transferred on December 15, 2023, as applicable (as amended on June 20, 2023, the “Existing Warrants”). The Original 8-K incorrectly stated that the Holders exercised an aggregate of 55,000,000 Existing Warrants pursuant to the Inducement Agreements.

This Current Report on Form 8-K/A amends the Original Form 8-K to correct the amount of Existing Warrants that the Holders exercised pursuant to the Inducement Agreements. Except as described above, this Current Report on Form 8-K/A does not amend, update, or change any other items or disclosures in the Original 8-K and does not purport to reflect any information or events subsequent to the filing date of the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the Inducement Agreements, the Holders exercised an aggregate of 49,131,148 Existing Warrants for an aggregate exercise price of $2,520,427.88. On December 19, 2023, the Company issued 46,555,462 shares of its common stock in connection with such exercise; 2,575,686 shares were not issued due to beneficial ownership blockers in the Existing Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 20, 2023	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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